EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

We, each hereby certify to the best of our knowledge that the Annual Report of Form 10-K of Gateway Tax Credit Fund III, Ltd. for the year ended March 31, 2010 containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)) and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Gateway.

/s/ Ronald M. Diner Ronald M. Diner President Raymond James Tax Credit Funds, Inc. (the Managing General Partner) July 1, 2010

/s/ Toni S. Matthews Toni S. Matthews Vice President and Chief Financial Officer Raymond James Tax Credit Funds, Inc. (the Managing General Partner) July 1, 2010